Exhibit 99

PMA CAPITAL [LOGO]
A Specialty Risk Management Company

Mellon Bank Center Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590

PRESS RELEASE

For Release: Immediate

      Contact: Albert D. Ciavardelli
                    (215) 665-5063

PMA Capital Announces Quarterly Dividend

Philadelphia, PA, November 6, 2002 — PMA Capital (NASDAQ: PMACA) announced today that its Board of Directors declared the regular quarterly dividend on its Class A Common Stock of $0.105 per share to shareholders of record on December 12, 2002. The dividend will be paid on January 2, 2003. PMA Capital has paid dividends to its shareholders every year since the company was formed in 1915.

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. The primary product lines of PMA Capital’s subsidiaries include property and casualty reinsurance, underwritten and marketed through PMA Re, and workers’ compensation, integrated disability and other commercial property and casualty lines of insurance in the eastern part of the United States, underwritten and marketed under the trade name The PMA Insurance Group. For additional information about PMA Capital and its specialty insurance businesses, please visit us at www.pmacapital.com.